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                                                                   Exhibit 10.10


                 FOURTH AMENDED AND RESTATED LINE OF CREDIT NOTE

$7,400,000.00                                                     August 4, 1995
                                                        (As amended and restated
                                                         as of October __, 1999)
                                                           Nashua, New Hampshire

     FOR VALUE RECEIVED, the undersigned, STORAGE COMPUTER CORPORATION, a Delaware corporation, having a principal place of business at 11 Riverside Street, Nashua, New Hampshire 03062-1373 (the Maker), does hereby unconditionally promise to pay to the order of CITIZENS BANK OF MASSACHUSETTS (successor in interest to State Street Bank and Trust Company), a Massachusetts chartered trust company, with its principal place of business at 28 State Street, Boston, Massachusetts 02109 (the bank), on the Maturity Date (as defined in the Loan Agreement hereinafter defined), the principal sum of SEVEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($7,400,000), or, if less, the aggregate unpaid principal amount of loans made by the Bank to the Maker pursuant to that certain Second Amended and Restated Loan Agreement of even date herewith between the Bank and the Maker (as the same may be amended, restated or otherwise modified from time to time, the Loan Agreement), together with interest to the extent permitted by law on any and all principal amounts remaining unpaid hereunder from the date hereof until payment in full, at the rate of interest set forth in
Section 2.02 of the Loan Agreement. Interest on the outstanding principal balances shall be calculated on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed. Each change in the floating interest rate applicable to this Note shall take effect simultaneously with the corresponding change in the Prime Rate (as defined in the Loan Agreement). To the full extent permitted by applicable law, interest shall continue to accrue on this Note after the filing by or against the Maker of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     PRINCIPAL REPAYMENT. The outstanding principal balance of this Note shall be repaid as set forth in the Loan Agreement. If not sooner paid, this Note shall be due and payable in full, together with all accrued and unpaid interest thereon, whether due or overdue, on the Maturity Date.

     VOLUNTARY PREPAYMENTS. The Maker may prepay this Note as set forth in the Loan Agreement.

     APPLICATION OF PREPAYMENTS. All prepayments (whether voluntary, mandatory or permanent) shall, unless otherwise determined by the Bank, be applied first to overdue interest and fees, second to accrued but unpaid interest and fees, and finally, to prepayments of the outstanding principal of this Note.


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     PAYMENT OF INTEREST. Interest shall be payable as set forth in the Loan
Agreement.

     CALCULATION OF Interest. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

     PAYMENTS. All principal and interest hereunder shall be payable in lawful money of the United States of America at the office of the Bank at the address shown above in immediately available funds, and shall be made as set forth in
Section 2.04 of the Loan Agreement.

     LATE PAYMENT FEE. If any payment due hereunder is not paid within five (5) days after the date such payment is due, then the Maker shall pay to the Bank, to the extent permitted by law, a fee (the Late Payment Fee") equal to two percent (2%) of the amount of the late payment.

     DEFAULT RATE OF INTEREST. If an Event of Default shall have occurred and shall be continuing after the expiration of any applicable cure period, then, in such event, the interest rate applicable to this Note (the Default Rate) shall be four percent (4%) in excess of the highest rate of interest then applicable to this Note, which Default Rate shall become effective on the date such Event of Default occurs and shall continue in effect until such Event of Default is either cured by the Maker, waived by the Bank or in the case of incurable financial covenant defaults under Article VII hereof, which are not waived by the Bank, until the Maker shall have returned to being in compliance therewith.

     WAIVERS. The Maker of this Note for itself and successors and assigns, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and all other demands and notices in connection with delivery, acceptance, performance, default or enforcement of or under this Note, and expressly waives the benefit of any exemption under the homestead exemption laws, if any, or any other exemption or insolvency laws, and consents that the Bank may without notice and without affecting the Makers obligations under this Note, (i) release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, (ii) release, add or substitute any other person or party primarily or secondarily liable for the payment of this Note, and (iii) extend the time for payment (regardless of the length or number thereof) or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby.

     BENEFITS OF OTHER AGREEMENTS. This Note is the Fourth Amended and Restated Line of Credit Note referred to in and is entitled to the benefits of the Loan Agreement and is also entitled to the benefits of all other instruments evidencing and/or securing the indebtedness hereunder. The occurrence or existence of an Event of Default as defined in the Loan Agreement or in any other instruments securing and/or evidencing this indebtedness shall constitute a default under this Note and shall entitle the Bank to accelerate the entire indebtedness hereunder and take such other action as may be provided for in such agreements.


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     AMENDMENT AND RESTATEMENT. This Note is issued by the Maker pursuant to the
Loan Agreement in replacement and substitution of the Original Note defined and described in the Loan Agreement. This Note is neither a satisfaction nor a novation thereof.


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     MAXIMUM RATE. All agreements between the Maker and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If, for any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance the Bank should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term applicable law shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements among the Maker and the Bank.

     GOVERNING LAW. This Note and all transactions hereunder and/or evidenced herein shall be governed by, construed, and enforced in accordance with the substantive laws of The Commonwealth of Massachusetts.

     ATTORNEYS FEES, COSTS OF COLLECTION; APPOINTMENT OF RECEIVER. If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay attorneys fees to the holder hereof together with reasonable costs and expenses of collection.

     IN WITNESS WHEREOF, the Maker has caused this Note to be executed as an instrument under seal by its duly authorized officer all as of the day and year first above written.

ATTEST:                                      STORAGE COMPUTER CORPORATION


______________________________               By: /s/ Theodore J. Goodlander
                                                 --------------------------
                                                 Name: Theodore J. Goodlander
                                                 Title: CEO


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